Exhibit 99.1

IR CONTACT: Leslie Green
leslie.green@asteralabs.com

Astera Labs Reports Fourth Quarter and Full Year 2025 Financial Results

•Record quarterly revenue of $270.6 million, up 17% QoQ, and record full-year revenue of $852.5 million, up 115% year-over-year
•Broadening Scorpio X-Series smart fabric roadmap to address expanding scale-up market opportunities supporting multiple customers, starting production ramp for lead platform

SAN JOSE, CA, U.S. – February 10, 2026 – Astera Labs, Inc. (Nasdaq: ALAB), a leader in semiconductor-based connectivity solutions for rack-scale AI infrastructure, today announced preliminary financial results for the fourth quarter and full fiscal year of 2025, ended December 31, 2025.

“Astera Labs delivered strong financial results in Q4 with revenue growing by 17% sequentially to a new record level of $270.6 million, highlighting a stellar 2025 with full-year revenue growth of 115% year-over-year,” said Jitendra Mohan, Astera Labs’ Chief Executive Officer. “The market opportunity for our Intelligent Connectivity Platform continues to grow rapidly, encompassing multiple product lines, physical media, form factors, and protocols for standard and custom applications. Considering the strong customer momentum and revenue opportunities, Astera Labs is accelerating R&D investment, including opening a new design center in Israel to further capitalize on this high-growth market opportunity.”

Fourth Quarter of Fiscal 2025 Financial Highlights

GAAP Financial Results:
•Revenue of $270.6 million, up 17% sequentially and up 92% year-over-year
•GAAP gross margin of 75.6%
•GAAP operating income of $67.0 million
•GAAP operating margin of 24.7%
•GAAP net income of $45.0 million
•GAAP diluted net earnings per share of $0.25

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense, acquisition-related costs, and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 75.7%
•Non-GAAP operating income of $108.9 million
•Non-GAAP operating margin of 40.2%
•Non-GAAP net income of $104.8 million
•Non-GAAP pro forma diluted earnings per share of $0.58

Full Year Fiscal 2025 Financial Highlights

GAAP Financial Results:
•Revenue of $852.5 million, up 115% year-over-year
•GAAP gross margin of 75.7%
•GAAP operating income of $173.4 million
•GAAP operating margin of 20.3%
•GAAP net income of $219.1 million
•GAAP diluted net earnings per share of $1.22

Non-GAAP Financial Results (excluding the impact of stock-based compensation expense, acquisition-related costs, and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of 75.8%
•Non-GAAP operating income of $334.4 million
•Non-GAAP operating margin of 39.2%
•Non-GAAP net income of $331.0 million
•Non-GAAP pro forma diluted earnings per share of $1.84

Q4 2025 and Recent Business Highlights

•Started production ramp of Scorpio X-Series solutions for lead platform and expanded the Scorpio X-Series Smart Fabric Switch roadmap in collaboration with hyperscaler customers to support next-generation scale-up networking applications. Scorpio X-Series roadmap now includes new features that will support increased radix, platform-specific protocols, in-network computing, Hypercast technology, and optical connectivity. Initial customer momentum and early platform deployments support an acceleration of investment to target the large and growing merchant scale-up switching marketplace, estimated to reach $20 billion annually by 2030.
•Expanded global footprint with new Israel Design Center to support growing demand for AI connectivity solutions. Led by industry veteran Guy Azrad, Astera Labs Israel will focus on accelerating the development of next-generation scale-up AI fabrics for high-bandwidth connectivity protocols. This team will also look to drive technical research and development to address memory bottlenecks in AI training and inference applications. The design center will also serve as a critical hub to tightly collaborate with leading Israeli institutions and the local venture ecosystem to advance technologies to support leading-edge AI and cloud infrastructure worldwide.
•Expanded product portfolio with custom solutions including connectivity products for NVLink Fusion to address the increasing complexity and diversity of next-generation AI infrastructure featuring a heterogeneous set of computing resources. In collaboration with hyperscaler partners, these custom connectivity solutions will be purpose-built to optimize system performance and drive additional energy efficiency, while lowering cost for a wide range of AI workloads.
•Announced Leo CXL Smart Memory Controllers to enable customers to evaluate Compute Express Link (CXL) memory expansion capabilities for their specific workloads within Microsoft Azure M-series virtual machines, the industry’s first announced deployment of CXL-attached memory. Leo CXL Smart Memory Controllers support CXL 2.0 with up to 2TB of memory capacity per controller, enabling cloud service providers to scale server memory capacity by more than 1.5x to unlock performance and scalability benefits for AI and in-memory databases while significantly reducing total cost of ownership.

First Quarter of Fiscal 2026 Financial Outlook

Based on current business trends and conditions, Astera Labs estimates the following:

GAAP Financial Outlook:
•Revenue within a range of $286 million to $297 million
•GAAP gross margin of approximately 74%
•GAAP operating expenses within a range of approximately $155 million to $161 million
•GAAP tax rate of approximately 1%
•GAAP diluted earnings per share of approximately $0.36 to $0.38 weighted-average diluted shares outstanding of approximately 184 million

Non-GAAP Financial Outlook (excluding the impact of stock-based compensation expense and the income tax effects of non-GAAP adjustments):
•Non-GAAP gross margin of approximately 74%
•Non-GAAP operating expenses within a range of approximately $112 million to $118 million
•Non-GAAP tax rate of approximately 12%
•Non-GAAP diluted earnings per share of approximately $0.53 to $0.54 on non-GAAP weighted-average diluted shares outstanding of approximately 184 million

Earnings Webcast and Conference Call

Astera Labs will host a conference call to review its financial results for the fourth quarter and full fiscal year of 2025 and to discuss our financial outlook today at 1:30 p.m. Pacific Time. Interested parties may join the conference call by dialing 1-800-715-9871 and using conference ID 5908687. The call will also be webcast and can be accessed at the Astera Labs website at https://ir.asteralabs.com/. The webcast will be recorded and available for replay on the company’s website for the next six months.

Discussion of Non-GAAP Financial Measures
We use certain non-GAAP financial measures, including those concerning our financial outlook, to supplement the performance measures in our consolidated financial statements, which are presented in accordance with GAAP. A reconciliation of these non-GAAP measures to the closest GAAP measure can be found later in this release. The timing and impact of any adjustments to arrive at the corresponding GAAP financial measures concerning our financial outlook are inherently dependent on future events that are typically uncertain or that may be outside of our control. These non-GAAP financial measures include non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count. We use these non-GAAP financial measures for financial and operational decision-making and as a means to assist us in evaluating period-to-period comparisons. By excluding certain items that may not be indicative of our recurring core operating results, we believe that, non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating expenses, non-GAAP operating income, non-GAAP operating margin, non-GAAP tax rate, non-GAAP net income, non-GAAP pro forma diluted earnings per share, and non-GAAP pro forma weighted-average share count provide meaningful supplemental information regarding our performance. Accordingly, we believe these non-GAAP financial measures are useful to investors and others because they allow for additional information with respect to financial measures used by management in its financial and operational decision-making and they may be used by our institutional investors and the analyst community to help them analyze the health of our business. However, there are a number of limitations related to the use of non-GAAP financial measures, and these non-GAAP measures should be considered in addition to, not as a substitute for or in isolation from, our financial results prepared in accordance with GAAP. Other companies, including companies in our industry, may calculate these non-GAAP financial measures differently or not at all, which reduces their usefulness as comparative measures.

We adjust the following items from one or more of our non-GAAP financial measures:

Stock-based compensation expense
We exclude non-cash stock-based compensation expense from certain of our non-GAAP financial measures because we believe that excluding this item provides meaningful supplemental information regarding operational performance. In particular, companies calculate non-cash stock-based compensation expense using a variety of valuation methodologies and subjective assumptions. Moreover, stock-based compensation expense is a non-cash charge that can vary significantly from period to period for reasons that are unrelated to our core operating performance, and therefore excluding this item provides investors and other users of our financial information with information that allows meaningful comparisons of our business performance across periods.

Acquisition-related costs
We exclude acquisition-related costs incurred in connection with our acquisitions, which we generally would have not otherwise incurred in the periods presented as part of our continuing operations. Acquisition-related costs include certain incremental expenses incurred to effect a business combination such as third-party costs: advisory, legal, accounting, valuation, and other professional fees. We believe that providing the non-GAAP measures excluding these costs assists our investors because such costs are not reflective of our ongoing operating results.

Employer payroll taxes related to stock-based compensation resulting from our IPO
We exclude employer payroll taxes related to the time-based vesting and net settlement of restricted stock units in connection with our initial public offering (the “IPO”), because this does not correlate to the operation of our business. We believe that excluding this item provides meaningful supplemental information regarding operational performance given the amount of employer payroll tax-related items on employee stock transactions was immaterial prior to our IPO.

Income tax effect
This represents the impact of the non-GAAP adjustments on an after-tax basis and one-off discrete tax adjustments that are unrelated to our core operating performance in connection with the presentation of non-GAAP net income and non-GAAP net income per diluted share. This approach is designed to enhance investors’ ability to understand the impact of our non-GAAP tax expense on our current operations, provide improved modeling accuracy, and substantially reduce fluctuations caused by GAAP to non-GAAP adjustments.

Non-GAAP pro forma weighted-average shares to compute non-GAAP pro forma net income per share
We present non-GAAP pro forma weighted-average shares, assuming our redeemable convertible preferred stock is converted from the beginning of each respective periods presented, to provide meaningful supplemental information regarding EPS trend on a consistent basis. All of our outstanding redeemable preferred stock converted into the equivalent number of shares of common stock in connection with our IPO.

Cautionary Note Regarding Forward-Looking Statements
This press release contains forward-looking statements based on Astera Labs' current expectations. The words “accelerating,” “advance,” “aims,” “anticipate,” “beginning,” “believe," “confidence,” “committed,” “continue,” “could,” “deliver,” “designed,” “drive,” “enable,” “estimate," “expand,” “expect," “forecasting,” “forthcoming,” “forward,” “future,” “goal,” “growth,” “guidance,” “intend," “look,” “may,” “momentum,” “on track,” “opportunities,” “outlook,” “paths,” “plan,”

“poised,” “positioning,” “progress,” “proliferate,” “proposed,” “prospects,” “provide,” “represents,” “roadmaps,” “should,” “strategies,” “target,” “trends,” “upside,” “ultimately,” “vision,” “will,” and similar phrases as they relate to Astera Labs are intended to identify such forward-looking statements. These forward-looking statements reflect the current views and assumptions of Astera Labs as of February 10, 2026, and are subject to various assumptions, beliefs, risks and uncertainties that could cause actual results to differ materially from expectations. These forward-looking statements include, but are not limited to, statements regarding our and our ultimate customers’ future business, operating results, cash flow, financial position and guidance (and any underlying drivers), including for the first quarter of fiscal 2026; our business strategy, plans and market or revenue opportunities, our growth profile and our timing and ability to further build upon our revenue base, expand our product offerings and features or performance, increase and service our market opportunity, remain at the forefront of an AI infrastructure transformation, and scale our connectivity platform; our objectives for future operations, organizational investments and changes, and the drivers associated therewith; our production, development, shipping and delivery of, activity, applications and demand for, availability of, as well as absolute and relative revenue, growth (including the drivers), ramp from and roadmap for, existing, new, growing or enhanced (whether technologically or otherwise) products, including the initial production of Scorpio X-Series solutions in collaboration with hyperscaler customers, the introduction of a product portfolio expansion to include custom connectivity to address next-generation AI infrastructure, the deployment of Leo CXL Smart Memory Controllers to enable customers to evaluate CXL memory expansion capabilities, solutions to address KV-cache inference related workloads, and the performance and results of those products for our customers; the benefits, timing, impact, proliferation and customer adoption of different connectivity standards and demands; the design wins at and diversification, activity, engagements and expectations of our customers; the plans and potential success of our announced and ongoing collaborations, partnerships and strategic relationships, including our warrant agreement with Amazon and our collaboration with hyperscale partners to develop custom solutions to support NVLink; our competitive positioning and the impacts thereof; our R&D, technology and strategic IP plans; our expanded global footprint with our new Israel Design Center, and the anticipated effects and benefits associated with the design center; the strategies associated with, investments in and size of our team, as well as the associated impacts; and maximize and future industry and macroeconomic conditions, events and trends such as in cloud and AI infrastructure as well as our preparedness and solutions for them. A variety of risks and factors that are beyond our control could cause actual results to differ materially from those in the forward-looking statements including, without limitation: the competitive and cyclical nature of the semiconductor industry; the concentration of our customer base; the changes in demand for AI; the macroeconomic and/or geopolitical environment, including economic uncertainty and volatility in the capital markets; risks that demand for our products and the supply chain may be adversely affected, including by the imposition of tariffs by the United States or any other jurisdiction and any corresponding retaliatory tariffs, changes in political policies, military conflict (such as between Russia/Ukraine and Israel/Hamas), terrorism, sanctions or other geopolitical events globally (including conflict between Taiwan and China); quarterly fluctuations in revenues and operating results; difficulties developing new products that achieve market acceptance; risks associated with managing international activities (including trade barriers, particularly with respect to China); our ability to successfully complete acquisitions and to integrate newly acquired businesses and offerings; absence of long-term commitments from customers; risks that Astera Labs may not be able to manage strains associated with its growth; credit risks associated with its accounts receivable; stock price volatility; information technology risks, including cyber-attacks against Astera Labs' products and its networks; and other risks and uncertainties that are detailed under the caption “Risk Factors” and elsewhere in our Annual Report on 10-K, that will be filed with the Securities and Exchange Commission (the “SEC”), and in subsequent Quarterly Reports on Form 10-Q filed with the SEC and the other SEC filings and reports Astera Labs may make from time to time. Moreover, we operate in a very competitive and rapidly changing environment, and new risks may emerge from time to time. It is not possible for our management to predict all risks, nor can we assess the impact of all factors on our business or the extent to which any factor(s) may cause actual results or outcomes to differ materially from those contained in any forward-looking statements we may make. Accordingly, you should not unduly rely on any of the forward-looking statements. Astera Labs disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

About Astera Labs
Astera Labs (NASDAQ: ALAB) provides rack-scale AI infrastructure through purpose-built connectivity solutions. By collaborating with hyperscalers and ecosystem partners, Astera Labs enables organizations to unlock the full potential of modern AI. Astera Labs’ Intelligent Connectivity Platform integrates CXL®, Ethernet, NVLink Fusion, PCIe®, and UALink™ semiconductor-based technologies with the company’s COSMOS software suite to unify diverse components into cohesive, flexible systems that deliver end-to-end scale-up, and scale-out connectivity. The company’s custom connectivity solutions business complements its standards-based portfolio, enabling customers to deploy tailored architectures to meet their unique infrastructure requirements. Discover more at www.asteralabs.com.

ASTERA LABS, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (Unaudited)
(In thousands)

	December 31, 2025	December 31, 2024
Assets
Current assets
Cash and cash equivalents	$167,611	$79,551
Marketable securities	1,021,205	834,750
Accounts receivable, net	83,202	38,811
Inventory	58,979	43,215
Prepaid expenses and other current assets	31,033	16,652
Total current assets	1,362,030	1,012,979
Property and equipment, net	92,038	35,651
Other assets	77,755	5,878
Total assets	$1,531,823	$1,054,508

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$42,362	$26,918
Accrued expenses and other current liabilities	90,680	59,624
Total current liabilities	133,042	86,542
Other liabilities	35,147	3,167
Total liabilities	168,189	89,709

Stockholders’ equity
Common stock	17	16
Additional paid-in capital	1,348,969	1,173,153
Accumulated other comprehensive income	4,310	426
Retained earnings (accumulated deficit)	10,338	(208,796)
Total stockholders’ equity	1,363,634	964,799
Total liabilities and stockholders’ equity	$1,531,823	$1,054,508

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
(In thousands, except per share amounts)

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Revenue	$270,583	$230,575	$141,096	$852,525	$396,290
Cost of revenue	66,108	54,763	36,648	207,264	93,591
Gross profit	204,475	175,812	104,448	645,261	302,699

Operating expenses
Research and development	93,792	78,928	56,524	303,998	200,830
Sales and marketing	20,104	19,359	22,818	79,774	123,652
General and administrative	23,621	22,119	24,962	88,066	94,283
Total operating expenses	137,517	120,406	104,304	471,838	418,765
Operating income (loss)	66,958	55,406	144	173,423	(116,066)
Interest income	11,957	11,456	10,558	44,730	34,288
Income (loss) before income taxes	78,915	66,862	10,702	218,153	(81,778)
Income tax provision (benefit)	33,933	(24,252)	(14,011)	(981)	1,643
Net income (loss)	$44,982	$91,114	$24,713	$219,134	$(83,421)

Net income (loss) per share attributable to common stockholders:
Basic	$0.27	$0.54	$0.15	$1.32	$(0.64)
Diluted	$0.25	$0.50	$0.14	$1.22	$(0.64)
Weighted-average shares used in calculating net income (loss) per share attributable to common stockholders:
Basic	169,505	167,436	159,895	166,408	131,262
Diluted	181,181	180,631	177,559	179,551	131,262

ASTERA LABS, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
(In thousands)

	Years Ended December 31,
	2025	2024
Cash flows from operating activities
Net income (loss)	$219,134	$(83,421)
Adjustments to reconcile net income (loss) to net cash provided by operating activities
Stock-based compensation	160,033	234,588
Depreciation and amortization	6,829	3,154
Non-cash operating lease expense	2,933	2,428
Warrants contra revenue	5,514	1,395
Accretion of discounts on marketable securities	(7,932)	(8,436)
Other	(1,241)	263
Changes in operating assets and liabilities
Accounts receivable, net	(44,343)	(30,480)
Inventory	(12,950)	(19,287)
Prepaid expenses and other assets	(33,757)	(13,031)
Accounts payable	14,194	20,887
Accrued expenses and other liabilities	15,770	31,018
Operating lease liability	(4,878)	(2,402)
Net cash provided by operating activities	319,306	136,676

Cash flows from investing activities
Purchases of property and equipment	(37,544)	(34,245)
Purchases of marketable securities	(857,753)	(930,575)
Sales and maturities of marketable securities	683,114	208,665
Payments for business combinations, net of cash acquired	(28,786)	—
Other investing activities	(500)	(1,413)
Net cash used in investing activities	(241,469)	(757,568)

Cash flows from financing activities
Proceeds from issuance of common stock in connection with initial public offering, net of underwriting discounts and commissions	—	672,198
Payment of deferred offering costs	—	(4,801)
Proceeds from exercises of stock options	1,825	5,458
Proceeds from employee stock purchase plan	7,978	4,160
Tax withholding related to net share settlements of restricted stock units	—	(20,111)
Repurchase of common stock upon termination	—	(1,066)
Net cash provided by financing activities	9,803	655,838
Net increase in cash, cash equivalents, and restricted cash	87,640	34,946
Cash, cash equivalents, and restricted cash
Beginning of the period	80,044	45,098
End of the period	$167,684	$80,044

ASTERA LABS, INC.
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES (Unaudited)
(In thousands, except percentages and per share amounts)

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
GAAP gross profit	$204,475	$175,812	$104,448	$645,261	$302,699
Stock-based compensation expense upon IPO (1)	—	—	—	—	516
Stock-based compensation expense	429	379	131	1,123	329
Non-GAAP gross profit	$204,904	$176,191	$104,579	$646,384	$303,544

GAAP gross margin	75.6%	76.2%	74.0%	75.7%	76.4%
Stock-based compensation expense upon IPO (1)	—	—	—	—	0.1
Stock-based compensation expense	0.1	0.2	0.1	0.1	0.1
Non-GAAP gross margin	75.7%	76.4%	74.1%	75.8%	76.6%

GAAP operating income (loss)	$66,958	$55,406	$144	$173,423	$(116,066)
Stock-based compensation expense upon IPO (1)	—	—	—	—	88,873
Stock-based compensation expense	41,374	40,739	48,218	160,033	145,715
Acquisition-related costs (2)	575	—	—	950	—
Employer payroll tax related to stock-based compensation from IPO (3)	—	—	—	—	1,072
Non-GAAP operating income	$108,907	$96,145	$48,362	$334,406	$119,594

GAAP operating margin	24.7%	24.0%	0.1%	20.3%	(29.3)%
Stock-based compensation expense upon IPO (1)	—	—	—	—	22.4
Stock-based compensation expense	15.3	17.7	34.2	18.8	36.8
Acquisition-related costs (2)	0.2	—	—	0.1	—
Employer payroll tax related to stock-based compensation from IPO (3)	—	—	—	—	0.3
Non-GAAP operating margin	40.2%	41.7%	34.3%	39.2%	30.2%

GAAP net income (loss)	$44,982	$91,114	$24,713	$219,134	$(83,421)
Stock-based compensation expense upon IPO (1)	—	—	—	—	88,873
Stock-based compensation expense	41,374	40,739	48,218	160,033	145,715
Acquisition-related costs (2)	575	—	—	950	—
Employer payroll tax related to stock-based compensation from IPO (3)	—	—	—	—	1,072
Income tax effect (4)	17,833	(43,627)	(6,439)	(49,102)	(8,910)
Non-GAAP net income	$104,764	$88,226	$66,492	$331,015	$143,329

Net income (loss) per share attributable to common stockholders:
GAAP - basic	$0.27	$0.54	$0.15	$1.32	$(0.64)
GAAP - diluted	$0.25	$0.50	$0.14	$1.22	$(0.64)
Non-GAAP pro forma - diluted	$0.58	$0.49	$0.37	$1.84	$0.84

Weighted average shares used to compute net income (loss) per share attributable to common stockholders:
GAAP - basic	169,505	167,436	159,895	166,408	131,262
GAAP - diluted	181,181	180,631	177,559	179,551	131,262
Non-GAAP pro forma - diluted (5)	181,181	180,631	177,559	179,551	168,913
____________________

(1) Stock-based compensation expense recognized in connection with the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(2) Acquisition-related costs include certain incremental expenses incurred to effect a business combination such as third-party costs: advisory, legal, accounting, valuation, and other professional fees.
(3) Employer payroll taxes related to the time-based vesting and settlement of RSUs, that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.
(4) Income tax effect is calculated based on the tax laws in the jurisdictions in which we operate and is calculated to exclude the impact of stock-based compensation expense and one-off discrete tax adjustments that are unrelated to our core operating performance. For the three months ended December 31, 2025, September 30, 2025, and December 31, 2024, the non-GAAP tax expense rate was 13.3%, 18%, and tax benefit rate of 13%, respectively. For the years ended December 31, 2025 and 2024, the non-GAAP tax expense rate was 12.7% and 6.9%, respectively.
(5) We present the non-GAAP pro forma weighted average shares to provide meaningful supplemental information of comparable shares for each periods presented. The non-GAAP pro forma weighted average shares is calculated as follows:

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Shares used to compute GAAP net income (loss) per share attributable to common stockholders - diluted	181,181	180,631	177,559	179,551	131,262
Weighted average effect of the assumed conversion of redeemable convertible preferred stock from the beginning of the periods	—	—	—	—	19,165
Effect of dilutive equivalent shares	—	—	—	—	18,486
Shares used to compute non-GAAP pro forma net income per share- diluted	181,181	180,631	177,559	179,551	168,913

ASTERA LABS, INC.,
RECONCILIATION OF GAAP TO NON-GAAP OUTLOOK (Unaudited)
(In millions, except percentages and per share amounts)

	Outlook for Three Months Ending March 31, 2026
	Low	High
GAAP gross margin	74%	74%
Stock-based compensation expense	—	—
Non-GAAP gross margin	74%	74%

GAAP operating expense	$155	$161
Stock-based compensation expense	(43)	(43)
Non-GAAP operating expense	$112	$118

GAAP tax rate	1%	1%
Stock-based compensation expense	11	11
Non-GAAP tax rate	12%	12%

GAAP EPS - diluted	$0.36	$0.38
Stock-based compensation expense	0.17	0.16
Non-GAAP EPS - diluted	$0.53	$0.54

ASTERA LABS, INC.
SUPPLEMENTAL FINANCIAL INFORMATION
STOCK-BASED COMPENSATION EXPENSE (Unaudited)
(In thousands)

	Three Months Ended			Years Ended
	December 31, 2025	September 30, 2025	December 31, 2024	December 31, 2025	December 31, 2024
Cost of revenue	$429	$379	$131	$1,123	$845
Research and development	23,094	21,711	18,808	81,843	76,427
Sales and marketing	9,029	9,361	14,671	39,903	95,887
General and administrative	8,822	9,288	14,608	37,164	61,429
Total stock-based compensation expense (1)	$41,374	$40,739	$48,218	$160,033	$234,588
____________________
(1) Stock-based compensation expense recognized during the year ended December 31, 2024 included $88.9 million of cumulative stock-based compensation expense related to the time-based vesting and settlement of RSUs that had previously met the time-based vesting condition and for which the liquidity event vesting condition was satisfied in connection with our IPO.